Agreement between:

Tre Kronor Media AB (Bark Stockholm),
Registration number 556729-4664,
Box 3061, Sveavägen 17, SE-10 361 Stockholm, Sweden

and,

In Sight AS, (a Norwegian corporation)
Registration number 993 389 447,
Bjerkealleen 4b, 1363 Hovik, Norway

1.

Bark Stockholm pays an aggregated 4 million Norwegian Kroner (NOK) to acquire 30% of the shares In Sight AS effective from January 1, 2011. Payments mature on the following dates in 2010. When full payment is made, the stock certificates will be submitted to Bark Stockholm and Bark Stockholm will be recorded in the shareholder register of InSight AS, as 30% owner of the Norwegian company.

June 4, 2010:	NOK 300.000
June 18, 2010:	NOK 700.000
June 30, 2010:	NOK 1.000.000
August 31, 2010:	NOK 1 000.000
October 31, 2010:	NOK 1.000.000

2.	Bark Stockholm will take a seat in the board of directors in InSight AS, represented by Erik Johan Niclas Fröberg /

3.	In Sight AS will handle Norwegian activities for international clients referred from Bark Stockholm.

For Tre Kronor Media AB	For InSight AS
June 2, 2010	June 2, 2010

/s/ Niclas Froberg	/s/ Geir Kjaernes
for

Niclas Froberg	Roger Sedal

/s/ Bent Helvang	/s/ Geir Kjaernes	/s/ Per Haehre
Bent Helvang	Geir Kjaernes